UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2010
_______________________________

REOSTAR ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Nevada	000-52316	20-8428738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3880 Hulen Street
Forth Worth, Texas 76107
(Address of principal executive offices)

(817) 989-7367
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 10, 2010, ReoStar Energy Corporation, a Nevada corporation (the "Company"), received a notice of default (the "Letter") dated February 4, 2010 from Union Bank, N.A., the administrative agent and the issuing lender with respect to that certain Credit Agreement dated October 30, 2008 (the "Credit Agreement") among the Company, Union Bank, and certain lenders as added from time to time (collectively with Union Bank, the "Lender Parties"). As previously reported in the Company's Form 8-K filed on November 4, 2008, the Company entered into the Credit Agreement with Union Bank and the lenders to obtain a $25,000,000 secured revolving credit facility to provide funds for (i) the retirement of a portion of the Company's existing debt, (ii) the acquisition and development of oil and gas properties, (iii) working capital, and (iv) general purposes including the issuance of letters of credit.

The Letter provides notice to the Company that the following events of default have occurred and are continuing under the Credit Agreement: (i) the Company's failure to comply with the leverage ratio requirement under Section 6.18 of the Credit Agreement for the fiscal quarters ended June 30, 2009 and September 30, 2009; and, (ii) the Company's failure to comply with the interest coverage ratio requirement under Section 6.19 of the Credit Agreement for the fiscal quarters ended June 30, 2009 and September 30, 2009 (collectively, the "Specified Defaults"). Under the Credit Agreement, if any of these Specified Defaults occurred and be continuing, then the Lender Parties may (i) terminate their obligation under the Credit Agreement to make further advances or extensions of letters of credit, (ii) declare all outstanding amounts under the Credit Agreement due and payable in full, (iii) require the Company to deposit into the cash collateral account an amount of cash equal to the letter of credit as security for the obligations, (iv) charge a default interest rate of an additional 2 percent, and (v) proceed to enforce their rights and remedies under the security instruments and guaranties associated with the Credit Agreement. As of the date of this report, the Company has an aggregate of approximately $10,800,000 in advances outstanding under the Credit Agreement.

Furthermore, the Letter also provides notice to the Company that the Lender Parties have set the borrowing base under the Credit Agreement at $7,600,000 effective as of February 4, 2010, and as a result, there is a borrowing base deficiency of $3,200,000 as of February 4, 2010.

Union Bank notified the Company that the Lender Parties are considering what actions, if any, they are determined to take in respect of the Specified Defaults. No such action has been taken as of the date of this report. The Company is currently evaluating which actions are the most appropriate for the Company to take in respect of the matters set forth in the Letter.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REOSTAR ENERGY CORPORATION

Dated: February 17, 2010	/s/ Scott D. Allen
Scott D. Allen, Chief Financial Officer